Exhibit 32

CERTIFICATE OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Azim H. Premji, certify, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Wipro Limited on Form 6-K for the quarter ended December 31, 2003 fully compiles with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 6-K fairly presents in all material respects the financial condition and results of operations of Wipro Limited.

By:	/s/ Azim H. Premji

Azim H. Premji, Chief Executive Officer

I, Suresh C. Senapaty, certify, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Wipro Limited on Form 6-K for the quarter ended December 31, 2003 fully compiles with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 6-K fairly presents in all material respects the financial condition and results of operations of Wipro Limited.

By:	/s/ Suresh C. Senapaty

Suresh C. Senapaty, Chief Financial Officer